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                                                        Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Antex Biologics Inc. on Form S-8 (Registration No. 333-32377) of our report dated February 26, 1999 on our audits of the consolidated financial statements of Antex Biologics Inc. as of December 31, 1997 and 1998, and for the years then ended and for the period January 1, 1993 to December 31, 1998, which report is included in this Annual Report on Form 10-KSB.



                                        PricewaterhouseCoopers LLP





McLean, Virginia
March 24, 1999


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